Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Revenues:
Electric	$1,489	$1,528	$3,846	$3,928
Natural gas	139	131	620	666
Total operating revenues	1,628	1,659	4,466	4,594
Operating Expenses:
Fuel	141	147	400	409
Purchased power	140	148	383	440
Natural gas purchased for resale	34	31	183	236
Other operations and maintenance	418	434	1,240	1,301
Depreciation and amortization	273	248	799	745
Taxes other than income taxes	128	131	372	375
Total operating expenses	1,134	1,139	3,377	3,506
Operating Income	494	520	1,089	1,088
Other Income, Net	48	34	117	99
Interest Charges	110	96	311	290
Income Before Income Taxes	432	458	895	897
Income Taxes	63	92	134	158
Net Income	369	366	761	739
Less: Net Income Attributable to Noncontrolling Interests	2	2	5	5
Net Income Attributable to Ameren Common Shareholders	$367	$364	$756	$734

Earnings per Common Share – Basic	$1.48	$1.48	$3.06	$2.99

Earnings per Common Share – Diluted	$1.47	$1.47	$3.04	$2.97

Weighted-average Common Shares Outstanding – Basic	247.1	245.9	246.8	245.5
Weighted-average Common Shares Outstanding – Diluted	249.2	247.5	248.4	247.0

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$6	$16
Accounts receivable - trade (less allowance for doubtful accounts)	525	393
Unbilled revenue	221	278
Miscellaneous accounts receivable	71	63
Inventories	557	494
Other current assets	210	187
Total current assets	1,590	1,431
Property, Plant, and Equipment, Net	25,541	24,376
Investments and Other Assets:
Nuclear decommissioning trust fund	904	847
Goodwill	411	411
Regulatory assets	1,078	992
Other assets	993	876
Total investments and other assets	3,386	3,126
TOTAL ASSETS	$30,517	$28,933
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$357	$442
Short-term debt	272	440
Accounts and wages payable	640	874
Taxes accrued	199	37
Customer deposits	109	111
Current regulatory liabilities	96	164
Other current liabilities	432	437
Total current liabilities	2,105	2,505
Long-term Debt, Net	10,172	8,915
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	3,151	2,919
Regulatory liabilities	4,972	4,887
Asset retirement obligations	675	638
Pension and other postretirement benefits	373	401
Other deferred credits and liabilities	438	467
Total deferred credits and other liabilities	9,609	9,312
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,733	5,694
Retained earnings	2,769	2,380
Accumulated other comprehensive loss	(15)	(17)
Total Ameren Corporation shareholders’ equity	8,489	8,059
Noncontrolling Interests	142	142
Total equity	8,631	8,201
TOTAL LIABILITIES AND EQUITY	$30,517	$28,933

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities:
Net income	$761	$739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	802	745
Amortization of nuclear fuel	68	56
Amortization of debt issuance costs and premium/discounts	16	14
Deferred income taxes and investment tax credits, net	125	144
Allowance for equity funds used during construction	(25)	(20)
Stock-based compensation costs	16	15
Other	14	(11)
Changes in assets and liabilities	(448)	(14)
Net cash provided by operating activities	1,329	1,668
Cash Flows From Investing Activities:
Capital expenditures	(1,884)	(1,761)
Nuclear fuel expenditures	(61)	(26)
Purchases of securities – nuclear decommissioning trust fund	(169)	(192)
Sales and maturities of securities – nuclear decommissioning trust fund	135	184
Purchase of bonds	—	(207)
Proceeds from sale of remarketed bonds	—	207
Other	(2)	(3)
Net cash used in investing activities	(1,981)	(1,798)
Cash Flows From Financing Activities:
Dividends on common stock	(367)	(350)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	(168)	(53)
Maturities of long-term debt	(85)	(329)
Issuances of long-term debt	1,263	900
Issuances of common stock	37	54
Employee payroll taxes related to stock-based compensation	(20)	(29)
Debt issuance costs	(11)	(10)
Net cash provided by financing activities	644	178
Net change in cash, cash equivalents, and restricted cash	(8)	48
Cash, cash equivalents, and restricted cash at beginning of year	176	107
Cash, cash equivalents, and restricted cash at end of period	$168	$155